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                                                                      EXHIBIT 21

                            Z-TEL TECHNOLOGIES, INC.

                              List of Subsidiaries


     Z-Tel Communications, Inc. (a Delaware corporation)
     Z-Tel Business Networks, Inc. (a Delaware corporation)
     Z-Tel Network Services, Inc. (a Delaware corporation)
     Z-Tel Holdings, Inc. (a Florida corporation)
     Z-Tel Communications of Virginia, Inc. (a Virginia corporation) Z-Tel, Inc. (a Nevada corporation)